Exhibit 10e-1

               FIRST ADMINISTRATIVE AMENDMENT
                             TO
                 AMERITECH SENIOR MANAGEMENT
                  LONG TERM DISABILITY PLAN
  (As Amended and Restated Effective as of January 1, 1992)




     Pursuant to authority reserved to Ameritech
Corporation, the Ameritech Senior Management Long Term Disability Plan (As Amended and Restated Effective as of January 1, 1992) (the "Plan") is hereby amended effective as of January 1, 1995, to delete subsection 2.1 in its entirety and to substitute the following therefor:





     "2.1.     Participation.  Each employee of the Company
and the Subsidiaries shall become a Participant in the Plan
(or in the case of employees described in subparagraph (c) below, shall remain Participants in the Plan provided they continue to meet all applicable Plan requirements) on the first date after the Effective Date on which he is employed as:

     (a)  a member of the Company's Management Committee;

     (b) a full-time management employee on the active roll of the Company or any Subsidiary who has attained any of salary grades CR 5 through 9; or

     (c) a full-time management employee on the active roll of the Company or any Subsidiary who is not described in subparagraph (a) or (b) above but who was a Participant in the Plan as of December 31, 1994.

          Any employee who was a Participant but who no longer meets the requirements of subparagraph (a) or (b) above or any employee who was a Participant described in subparagraph (c) above but who no longer meets the requirements of subparagraph (a) or (b) above and who no longer holds a position higher than Department Level or equivalent Fifth Level shall cease to be a Participant as of the date he ceases to meet the requirements of subparagraph (a) or (b) or ceases to hold a position described above, even if he continues to be employed by the Company or a Subsidiary."

Dated:    April 3, 1995



                                   AMERITECH CORPORATION


                              By:  /s/ Walter M. Oliver
                                   Senior Vice President -
Concur:                                 Human Resources


/s/ Thomas P. Hester
Executive Vice President and
General Counsel



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